EXHIBIT 4.3



         INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as September 15, 1997, among AK Steel Corporation (the "Issuer"), a corporation duly organized and existing under the laws of the State of Delaware, AK Steel Holding Corporation (the "Holding Company"), a corporation duly organized and existing under the laws of the State of Delaware, The Bank of New York, a New York banking corporation (the "Resigning Trustee"), and The Fifth Third Bank, an Ohio banking corporation ("Fifth Third");

         WHEREAS, the Issuer has issued $550,000,000 aggregate principal amount of its 9-1/8% Senior Notes due 2006 (the "Notes"), under an Indenture dated as of December 17, 1996 (the "Indenture"), between the Issuer, the Holding Company, as guarantor, and the Resigning Trustee; and

         WHEREAS, Section 7.8 of the Indenture provides that the Trustee may at any time resign by giving written notice thereof to the Issuer of the Notes then outstanding; and

         WHEREAS, the Resigning Trustee represents that it has given such notice, a form of which is annexed hereto as Exhibit A; and

         WHEREAS, Section 7.8 of the Indenture further provides that, if the Trustee shall resign, the Issuer shall appoint a successor Trustee; and

         WHEREAS, the Issuer, by a resolution adopted by its Board of Directors on July 17, 1997, authorized the appointment of Fifth Third as successor Trustee, such appointment to become effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto; and

         WHEREAS, Section 7.8 of the Indenture provides that the successor Trustee appointed as provided therein shall execute, acknowledge and deliver to its predecessor Trustee and to the Issuer, an instrument in writing accepting such appointment and thereupon such successor Trustee without any further act shall become fully vested with all the rights, powers, trusts, duties and obligations of its predecessor; and

         WHEREAS, no successor Trustee shall accept such appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the provisions of Section 7.10 of the Indenture; and

         WHEREAS, Fifth Third is qualified, eligible and willing to accept such appointment as successor Trustee;

         NOW THEREFORE, THIS INSTRUMENT OF RESIGNATION, APPOINTMENT, AND ACCEPTANCE, WITNESSETH: that for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby covenanted, declared and decreed by the Issuer, the Holding Company, the Resigning Trustee and Fifth Third as follows:

                  1. The resignation of the Resigning Trustee as Trustee and its discharge from the trust created by the Indenture shall be effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto.

                  2. The Issuer, in the exercise of the authority vested in it pursuant to Section 7.8 of the Indenture, hereby accepts the resignation of the Resigning Trustee and appoints Fifth Third as successor Trustee with all the properties, rights, powers and duties under the Indenture, such appointment to be effective as of the date hereof upon the execution and delivery of this Instrument by all the parties hereto.

                  3. Fifth Third hereby represents that it is qualified and eligible under the provisions of Section 7.10 of the Indenture to be appointed successor Trustee and hereby accepts its appointment as successor Trustee, pursuant to Section 7.8 of the Indenture, effective as of the date hereof upon the execution and delivery of this Instrument by all parties hereto, and hereby assumes the rights, powers and duties of the Trustee under the Indenture, subject to all terms and provisions therein contained.

                  4. The Resigning Trustee hereby grants, gives, bargains, sells, remises, releases, conveys, confirms, assigns, transfers, and sets over to Fifth Third, as such successor Trustee, and its successors and assigns, all properties, rights, powers, trusts, duties and obligations under the Indenture, subject to the lien provided for in Section 7.7 thereof; and the Resigning Trustee does hereby duly assign, transfer and deliver all property, securities and moneys held by Resigning Trustee as Trustee to Fifth Third as successor Trustee. The Issuer and the Holding Company, for the purpose of more fully and certainly vesting in and confirming to Fifth Third, as such successor Trustee, said properties, rights, powers and duties, and at the request of Fifth Third, join in the execution hereof.

                  5. The Resigning Trustee hereby represents and warrants to Fifth Third that:




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

                           a. No covenant or condition contained in the
                  Indenture has been waived by the Resigning Trustee or by the Noteholders of the percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver.

                           b. There is no action, suit or proceeding
                  pending or, to the best knowledge of the Resigning Trustee, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

                  6. This Instrument may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  7. Each of the Issuer, the Holding Company, the Resigning Trustee and Fifth Third acknowledges receipt of an executed counterpart of this Instrument.

                  8. Unless otherwise defined herein, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  9. This Instrument shall be governed by and construed in accordance with the laws of the State of New York.




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

                  IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed all as of the day and year first above written.


                                                  AK STEEL CORPORATION,
                                                           as Issuer


                                                  By:   /s/ Richard E. Newsted
                                                            --------------------
Attest:                                              Name:  Richard E. Newsted
                                                     Title: Executive Vice
                                                            President, Chief
/s/ Donald B. Korade                                        Financial Officer
---------------------


                                                  AK STEEL HOLDING CORPORATION,
                                                           as Guarantor


                                                  By: /s/  Richard E. Newsted
                                                           ---------------------
Attest:                                              Name:  Richard E. Newsted
                                                     Title: Executive Vice
                                                            President, Chief
/s/ Donald B. Korade                                        Financial Officer
---------------------


                                                  THE BANK OF NEW YORK,
                                                           as Resigning Trustee


                                                  By: /s/   W.T. Cunningham
                                                            --------------------
Attest:                                              Name:  W.T. Cunningham
                                                     Title: Vice President
/s/ Suzanne J. MacDonald
-------------------------

                                                  THE FIFTH THIRD BANK,
                                                  as Successor Trustee


                                                  By:    /s/ Kerry Byrne
                                                             -------------------
Attest:                                              Name:   Kerry Byrne
                                                     Title:  Vice President
/s/ Thomas P. Huelsman
-----------------------





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


                                                                       Exhibit A

                        [THE BANK OF NEW YORK LETTERHEAD]


                                                             ________ __, 1997


AK Steel Corporation
AK Steel Holding Corporation
703 Curtis Street
Middletown, Ohio 45043
Attn: John G. Hritz, Esq.

                           Re: Resignation as Trustee

Dear Mr. Hritz:

                  Reference is hereby made to that certain Indenture, dated as of December 17, 1996, as amended and supplemented, among AK Steel Corporation (the "Company"), AK Steel Holding Corporation and The Bank of New York, as Trustee, relating to the Company's 9-1/8% Senior Notes Due 2006 (the "Indenture"). Please be advised that pursuant to Section 7.8 of the Indenture, The Bank of New York hereby resigns as Trustee thereunder. This resignation shall become effective upon the receipt by the undersigned of the written acceptance of appointment of a successor Trustee. Upon receipt of such acceptance of appointment, the undersigned shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7 of the Indenture.

                  Please acknowledge your receipt and acceptance of this letter of resignation by signing and returning to the undersigned the enclosed copy of this letter.

                                                  Very truly yours,


                                                  THE BANK OF NEW YORK


                                                  By:________________________
                                                     Name:
                                                     Title:

ACKNOWLEDGED AND ACCEPTED as of the date above:

AK STEEL CORPORATION                                AK STEEL HOLDING CORPORATION

By:____________________                             By:_________________________
   Name:                                                   Name:
   Title:                                                  Title:



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